OMB APPROVAL
OMB Number: 3235-0060
Expires: April 30, 2009
Estimated average burden hours per response: 38.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25th

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-20412	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West Pender Street, #604 Vancouver, British Columbia, Canada	V6C 2T7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-0188

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events.

A.  www.EnvironmentStocks.com (ES), an investor and industry news portal for the cleantech sector, provides insight into the growing support for 'green' technology by the insurance arena. Insurers are showing new strategic directions as they focus on reducing the risks associated with climate change in hopes of minimizing the occurrence and impact of natural disasters such as fires, floods, hurricanes, etc. By reducing harmful greenhouse emissions, thus minimizing global warming, insurers are hoping to minimize losses, but also establish new revenue channels. The green building arena and its participants, such as environmentally friendly fire-resistant building materials manufacturer International Barrier Technology, Inc. (OTC BB:IBTGF.OB - News) (TSX VENTURE:IBH.V - News), are looking to benefit from the additional support of this sector, which is considered to be a driving factor toward future market growth.  For further information, refer to the press release attached as Exhibit #99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1

Press Release, October 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2006    International Barrier Technologies Inc.

                                             (Registrant)

/s/ Michael Huddy

(Signature)

(Michael Huddy, President/CEO/Director)

2